UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

SOUTHCORP CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21155	46-5429720
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

See the disclosure under Item 8.01 of this Current Report on Form 8-K.

 Item 8.01 Other Events.

(1)

On November 18, 2014, the Company closed on the acquisition of 2 rental properties for $22,500. The units are currently both occupied. The Company’s expected income from the properties is $12,000 per year

(2)	The Company has agreed to purchase a 12-unit apartment building for $200,000. The building is currently 100% occupied. The expected rental income from this building is $60,000 per year.

(3)	The Company has begun discussions to purchase a 30-unit apartment building for $750,000. The building is currently 100% occupied. The expected rental income from this building is $150,000 per year.

(4)

The Company has begun discussions with Nate’s Food Co. to build a 120,000 square foot factory in Indiana that will have capacity to manufacture 50 million cans per year. The Company will provide the land, the buildings and equipment in exchange for a price per can manufactured at the factory.

2

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthCorp Capital, Inc.

Dated: November 18, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO